REGISTERED AND FILED AS NO. 142583 THIS 6th DAY OF December, 2004.
ASST. REGISTRAR OF COMPANIES CAYMAN ISLANDS

THE COMPANIES LAW (2004 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

NOBLE HOLDING INTERNATIONAL LIMITED

1 The name of the Company is **Noble Holding International Limited**

2 The registered office of the Company shall be at the offices of M&C Corporate Services Limited, PO Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, or at such other place as the Directors may from time to time decide.

3 The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

4 The liability of each Member is limited to the amount from time to time unpaid on such Member's shares.

5 The share capital of the Company is US$50,000.00 divided into 50,000 shares of a par value of US$1.00 each.

6 The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7 Capitalised terms that are not defined in this Memorandum of Association bear the same meaning as those given in the Articles of Association of the Company.

REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS

WE, the subscriber to this Memorandum of Association, wish to be formed into a company pursuant to this Memorandum of Association, and we agree to take the number of shares shown opposite our name.

DATED this 6 December 2004.

SIGNATURE and ADDRESS OF SUBSCRIBER	NUMBER OF SHARES TAKEN
M&C Corporate Services Limited Of PO Box 309GT, Ugland House South Church Street, George Town, Grand Cayman, Cayman Islands acting by:	One

Gareth Griffiths

Matthew Dallimore

Robert Blackman

Witness to the above signatures

CERTIFIED A TRUE COPY OF THE ORIGINAL

S. Laidlaw

For and on behalf of
Maples Corporate Services Limited
P.O. Box 309, Ugland House
Grand Cayman, KY1-1104,
Date 14th November 2008

I, JOY A. RANKINE Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on 6 December 2004.

Asst. REGISTRAR OF COMPANIES

REGISTRAR OF COMPANIES EXEMPTED CAYMAN ISLANDS

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